UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) February 9, 2005


                   AEI INCOME & GROWTH FUND 25 LLC
      (Exact name of registrant as specified in its charter)


       State of Delaware           000-50609            75-3074973
(State or other jurisdiction   (Commission File       (IRS Employer
       of incorporation)            Number)         Identification No.)


      30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
              (Address of Principal Executive Offices)


                             (651) 227-7333
       (Registrant's telephone number, including area code)


  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written  communication  pursuant  to  Rule  425  under  the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting  material  pursuant to  Rule  14a-12  under  the
      Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

      On February 9, 2005, the Company purchased a Tractor Supply Company store in Marion, Indiana for $2,900,000 from Brody Capital Management, Inc., an unrelated third party. The property is leased to Tractor Supply Company under a Lease Agreement with a primary term of 15 years, which may be renewed for up to three consecutive terms of five years. The Lease requires annual base rent of $210,014, which will increase every five years by seven and one-half percent. The Lease is a triple net lease under which the lessee is responsible for all real estate taxes, insurance, maintenance, repairs and operating expenses of the property.

       The Company purchased the property with cash received from the sale of LLC Units. The store was constructed in 2005 and is a 19,097 square foot building on approximately 4.82 acres. The freestanding retail store is located at 3416 South Western Avenue in Marion, which is approximately 70 northeast of Indianapolis.

        Tractor Supply Company (TSC), based in Nashville, Tennessee, is the leading retail farm and ranch store brand in the United States with nearly 500 stores in 31 states. TSC stores are located in rural communities and in the outlying areas of large cities in states where agriculture is a significant factor in the local economy. TSC supplies daily farm and ranch maintenance supplies to a targeted customer base. For the fiscal year ended December 27, 2003, TSC reported a net worth of approximately $295 million and net income of approximately $56.5 million. TSC is traded on the NASDAQ National Market under the symbol TSCO.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired - Because the property acquired is subject to a net lease and represents less than 20% of the total assets of the Company as of December 31, 2004, no financial statements are required.

     (b) Pro forma financial information - A limited number of pro forma adjustments are required to illustrate the effects of the above transaction on the Company's balance sheet and income statement. The following narrative description is furnished in lieu of the pro forma statements:

          Assuming the Company had acquired the property on September 11, 2003 (date the Company commenced operations), the Company's Investments in Real Estate would have increased by $2,900,000 and its Current Assets (cash) would have decreased by $2,900,000.

          Rental Income for the Company would have increased from $20,435 to $84,606 for the period ended December 31, 2003 and from $483,634 to $693,648 for the nine months ended September 30, 2004 if the Company had owned the property during the periods.

          Depreciation Expense would have increased by $23,007 and $78,880 for the period ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

          The net effect of these pro forma adjustments would have caused Net Income to increase from $43,189 to $84,353 and from $279,208 to $410,342, which would have resulted in Net Income of $19.12 and $31.78 per LLC Unit outstanding for the period ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

     (c)  Exhibits.

          Exhibit 10.1  - Assignment of Purchase Agreement  dated
          January  31,  2005  between the Company  and  AEI  Fund
          Management, Inc. relating to the Property at 3416 South
          Western Avenue, Marion, Indiana.

          Exhibit 10.2  - Assignment of Lease dated  February  9,
          2005  between the Company and Brody Capital Management,
          Inc.  relating  to the Property at 3416  South  Western
          Avenue, Marion, Indiana.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND 25 LLC

                              By: AEI Fund Management XXI, Inc.
                              Its:  Managing Member


Date:  February 15, 2005      /s/  Patrick W Keene
                              By:  Patrick W. Keene
                              Its: Chief Financial Officer